BCB Bancorp, Inc. Announces Record Third Quarter Earnings

Bayonne, N.J. - (BUSINESS WIRE) - October 23, 2006 - BCB Bancorp, Inc., Bayonne, N.J. (NASDAQ: BCBP - News), announced unaudited net earnings of $1,465,000 for the three months ended September 30, 2006, an increase of $274,000 or 23.0%, compared to $1,191,000 for the three months ended September 30, 2005. The Company further reported unaudited net earnings of $4,209,000, for the nine months ended September 30, 2006, an increase of $664,000 or 18.7% from $3,545,000 for the nine months ended September 30, 2005.

As of September 30, 2006, total assets increased by $43.6 million or 9.4% to $509.8 million from $466.2 million at December 31, 2005. Loans receivable increased by $29.9 million or 10.5% to $314.4 million at September 30, 2006 from $284.5 million at December 31, 2005. Securities classified as held-to-maturity increased by $28.7 million or 20.5% to $168.7 million at September 30, 2006 from $140.0 million at December 31, 2005. Deposit liabilities increased by $19.9 million or 5.5% to $382.8 million at September 30, 2006 from $362.9 million at December 31, 2005. Borrowings increased by $20.0 million or 37.0% to $74.1 million at September 30, 2006 from $54.1 million at December 31, 2005. Total stockholders' equity increased by $2.8 million or 5.9% to $50.6 million at September 30, 2006 from $47.8 million at December 31, 2005.

Net income increased by $274,000 or 23.0% to $1.5 million for the three months ended September 30, 2006 from $1.2 million for the three months ended September 30, 2005. The increase in net income was due to increases in net interest income, non-interest income and a decrease in the provision for loan losses partially offset by increases in non-interest expense and income taxes. Net interest income increased by $444,000 or 11.1% to $4.4 million for the three months ended September 30, 2006 from $4.0 million for the three months ended September 30, 2005. This increase resulted primarily from an increase in average interest earning assets of $78.6 million or 19.2% to $488.9 million for the three months ended September 30, 2006 from $410.3 million for the three months ended September 30, 2005. Average interest bearing liabilities increased $47.6 million or 13.1% to $412.3 million for the three months ended September 30, 2006 from $364.7 million for the three months ended September 30, 2005. Average stockholders' equity increased $22.5 million or 79.2% to $50.9 million for the three months ended September 30, 2006 from $28.4 million for the three months ended September 30, 2005. The Bank's net interest margin decreased to 3.62% for the three months ended September 30, 2006 from 3.88% for the three months ended September 30, 2005, reflecting the effect of the flat to inverted yield curve during the past three months.

Net income increased by $664,000 or 18.7% to $4.2 million for the nine months ended September 30, 2006 from $3.6 million for the nine months ended September 30, 2005. The increase in net income was due to increases in net interest income, non-interest income and a decrease in the provision for loan losses partially offset by increases in non-interest expense and income taxes. Net interest income increased by $1.8 million or 15.4% to $13.5 million for the nine

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months  ended  September  30, 2006 from $11.7  million for the nine months ended
September 30, 2005. This increase resulted primarily from an increase in average interest earning assets of $85.1 million or 21.8% to $476.1 million for the nine months ended September 30, 2006 from $391.0 million for the nine months ended September 30, 2005. Average interest bearing liabilities increased $57.0 million or 16.5% to $403.0 million for the nine months ended September 30, 2006 from
$346.0  million  for  the  nine  months  ended   September  30,  2005.   Average
stockholders' equity increased $20.9 million or 72.6% to $49.7 million for the nine months ended September 30, 2006 from $28.8 million for the nine months ended September 30, 2005. Net interest margin decreased to 3.78% for the nine months ended September 30, 2006 from 4.00% for the nine months ended September 30, 2005, reflecting the effect of the flat to inverted yield curve during the past nine months.

Donald Mindiak, President & CEO commented that, "operational results continue to be positive as we moderate our balance sheet growth. We were pleased to pay our first cash dividend during the quarter, and proud to learn that effective June 30, 2006, according to FDIC statistics, we have become the largest depository in the City of Bayonne. Asset quality remains a top priority. Despite a slowing in loan growth, we will continue to maintain stringent underwriting standards in order to maintain uncompromised asset quality. In our pursuit to expand our market area, the opening of our fourth office in Hoboken, New Jersey should occur during the first quarter of 2007. As we continue to face challenges from various perspectives, we will endeavor to embrace the opportunities these challenges present in our on-going effort to enhancing franchise and shareholder value."

The Company's banking subsidiary, Bayonne Community Bank presently operates three offices located in Bayonne, New Jersey.

Please contact Donald Mindiak, President, or Thomas Coughlin, Chief Financial Officer at 201-823-0700.

This discussion, and other written material, and statements management may make, may contain certain forward-looking statements regarding the Company's prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Bank's Annual Report on Form 10-K and in other documents filed by the Bank with the FDIC or the Securities and Exchange Commission from time to time. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identified by the use of the words "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," "may," "will," "should," "could,"

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"predicts,"  "forecasts,"  "potential,"  or  "continue"  or similar terms or the negative of these terms. The Company's ability to predict results or the actual effects of its plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in monetary and fiscal policies of the United States Government, including policies of the United States Treasury and Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services, loan, deposit, and investment products in the Company's local markets; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company's operations, pricing and services.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this discussion. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.


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PART I.  FINANCIAL INFORMATION
ITEM I.  FINANCIAL STATEMENT

                         BCB BANCORP INC. AND SUBSIDIARY
                Consolidated Statements of Financial Condition at
                    September 30, 2006 and December 31, 2005
                                   (Unaudited)
                      (in thousands except for share data )
                                                                            At                    At
                                                                        30-Sep-06             31-Dec-05

ASSETS

Cash and amounts due from depository institutions..................      $ 2,608              $ 2,987
Interest-earning deposits .........................................        7,680               22,160
                                                                       ---------             --------
   Total cash and cash equivalents.................................       10,288               25,147
                                                                       ---------             --------
Securities held to maturity........................................      168,738              140,002
Loans held for sale................................................        1,716                  780
Loans receivable, net..............................................      314,441              284,451
Premises and equipment.............................................        5,355                5,518
Federal Home Loan Bank of New York stock...........................        3,724                2,778
Interest receivable, net...........................................        3,427                3,104
Subscriptions Receivable...........................................            -                2,353
Deferred income taxes..............................................        1,212                  997
Other assets ......................................................          857                1,112
                                                                       ---------             --------
    Total assets...................................................      509,758              466,242
                                                                       =========             ========
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits...........................................................      382,818              362,851
Long-term Debt.....................................................       74,124               54,124
Other Liabilities..................................................        2,219                1,420
                                                                       ---------             --------
    Total Liabilities..............................................      459,161              418,395
                                                                       ---------             --------
STOCKHOLDERS' EQUITY
Common stock, stated value $0.06
10,000,000 shares authorized; 5,060,480 and 5,050,552 shares,
respectively, issued...............................................          324                  323
Additional paid-in capital.........................................       45,617               45,518
Treasury stock, at cost, 54,820 and 51,316 shares,
respectively.......................................................         (851)                (795)
Retained Earnings..................................................        5,507                2,801
                                                                       ---------             --------
    Total stockholders' equity.....................................       50,597               47,847
                                                                       ---------             --------
     Total liabilities and stockholders' equity....................    $ 509,758             $466,242
                                                                       =========             =========


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                         BCB BANCORP INC. AND SUBSIDIARY
                        Consolidated Statements of Income
                       For the three and nine months ended
                           September 30, 2006 and 2005
                                   (Unaudited)
                    ( in thousands except for per share data)

                                                                  Three Months Ended                    Nine Months Ended
                                                                     September 30,                         September 30,
                                                           --------------------------------         ----------------------------
                                                             2006                  2005               2006               2005
                                                           --------------------------------         ----------------------------

Interest income:
  Loans..........................................              $ 5,844            $ 4,859            $ 16,903             13,741
  Securities.....................................                2,083              1,570               5,774              4,475
  Other interest-earning assets..................                   93                 13                 373                 27
                                                               -------            -------             -------            -------
     Total interest income.......................                8,020              6,442              23,050             18,243
                                                               -------            -------             -------            -------
Interest expense:
  Deposits:
     Demand......................................                  109                 81                 277                249
     Savings and club............................                  591                984               2,066              3,059
     Certificates of deposit.....................                2,156              1,008               5,428              2,511
                                                               -------            -------             -------            -------
                                                                 2,856              2,073               7,771              5,819
                                                               -------            -------             -------            -------
     Borrowed money..............................                  737                386               1,781                696
                                                               -------            -------             -------            -------
       Total interest expense....................                3,593              2,459               9,552              6,515
                                                               -------            -------             -------            -------
Net interest income..............................                4,427              3,983              13,498             11,728
Provision for loan losses .......................                   50                200                 625                760
                                                               -------            -------             -------            -------
Net interest income after provision for loan losses              4,377              3,783              12,873             10,968
                                                               -------            -------             -------            -------
Non-interest income:
   Fees and service charges......................                  149                146                 437                403
   Gain on sales of loans originated for sale....                  151                 52                 489                157
   Gain (loss) on sales of loans.................                                       -                                     -
   Gain on sale of securities....................                    -                  -                   -                 28
   Other.........................................                    8                  7                  21                 19
                                                               -------            -------             -------            -------
      Total non-interest income..................                  308                205                 947                607
                                                               -------            -------             -------            -------
Non-interest expense:
   Salaries and employee benefits................                1,306              1,125               3,858              3,240
   Occupancy expense of premises.................                  238                187                 676                511
   Equipment.....................................                  408                436               1,299              1,170
   Advertising...................................                   86                 34                 241                111
   Other.........................................                  358                313               1,087                934
                                                               -------            -------             -------            -------
      Total non-interest expense................                 2,396              2,095               7,161              5,966
                                                               -------            -------             -------            -------
Income before income tax provision..............                 2,289              1,893               6,659              5,609
Income tax provision............................                   824                702               2,450              2,064
                                                               -------            -------             -------            -------
Net Income......................................               $ 1,465            $ 1,191             $ 4,209            $ 3,545
                                                               =======            =======             =======            =======
Net Income per common share-basic and diluted
              basic.............................               $  0.29             $ 0.32             $ 0.84             $ 0.95
                                                               =======            =======             =======            =======
              diluted ..........................               $  0.28             $ 0.31             $ 0.81             $ 0.91
                                                               =======            =======             =======            =======

Weighted average number of common shares outstanding-
              basic.....................................         5,006              3,716              5,004              3,731
                                                               =======            =======             =======            =======
              diluted ..................................         5,181              3,901              5,176              3,910
                                                               =======            =======             =======            =======
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